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                                                             Exhibit No. 11

WILLKIE FARR & GALLAGHER                              787 Seventh Avenue
                                                      New York, NY 10019-6099

                                                      212 728 8000
                                                      Fax: 212 728 8111





November 9, 2000

PaineWebber PACE Select Advisors Trust
51 West 52nd Street
New York, New York 10019-6114


Ladies and Gentlemen:

We have acted as counsel to PACE Strategic Fixed Income Investments (the "Acquiring Fund"), a series of PaineWebber PACE Select Advisors Trust, a Delaware business trust (the "Acquiring Trust"), in connection with the proposed acquisition by the Acquiring Fund of all of the assets and stated liabilities of PaineWebber Strategic Income Fund (the "Acquired Fund"), a series of PaineWebber Securities Trust, a Massachusetts business trust (the "Acquired Trust"), in exchange for shares of the corresponding class of the Acquiring Fund (the "Shares"), pursuant to an Agreement and Plan of Reorganization between the Acquired Trust, on behalf of the Acquired Fund, and the Acquiring Trust, on behalf of the Acquiring Fund (the "Plan").

We have examined the Acquiring Fund's Registration Statement on Form N-14 substantially in the form in which it is to become effective (the "Registration Statement"), the Acquiring Trust's Certificate of Trust, Trust Instrument and Bylaws, each as amended, restated and/or supplemented, and the Plan.

We have also examined and relied upon other documents and certificates with respect to factual matters as we have deemed necessary to render the opinions expressed herein. We have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. We have further assumed that the Plan constitutes the legal, valid and binding obligation of each of the Acquired Trust and the Acquired Fund, enforceable against each of the Acquired Trust and the Acquired Fund in accordance with its terms.

We are members of the bar of the State of New York and do not purport to be experts on, or to express any opinion herein, concerning any law, other than the laws of the State of New York and the federal laws of the United States of America. Anything in this opinion to the contrary notwithstanding, we render or imply no opinion with respect to compliance with any applicable securities or anti-fraud statutes, rules, regulations or other similar laws of any state (including the State of Delaware) or any applicable anti-fraud statutes, rules, regulations or other similar laws of the





                                                                New York
                                                                Washington, DC
                                                                Paris
                                                                London

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PaineWebber Select Advisors Trust
November 9, 2000
Page 2

United States of America. In rendering the opinions herein, we assume that there will be no material changes in the facts and conditions on which we base such opinions between the date hereof and the time of issuance of Shares pursuant to the Plan.

In rendering the opinion expressed herein based upon the laws of the State of Delaware, we have relied solely upon the attached opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Acquiring Trust and the Acquiring Fund, and the opinion expressed below is subject to all of the assumptions recited in such attached opinion.

Based upon the foregoing, we are of the opinion that:

     (a) The Acquiring Trust has been duly created and is validly existing in good standing as a business trust under the State of Delaware, and the Trust Instrument is effective to continue the Acquiring Fund as a series of the Acquiring Trust under the Delaware Business Trust Act, 12 Del. C. Section 3801, ET SEQ.

     (b)  The Shares have been duly authorized under the Trust
          Instrument and the By-Laws and, when issued and delivered against payment of the consideration as set forth in the Plan, the Shares will be validly issued and (subject to the qualifications set forth in this paragraph) fully paid and nonassessable undivided beneficial interests in the assets of the Acquiring Fund. The Acquired Fund, as a beneficial owner of the Acquiring Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Acquired Fund, as a beneficial owner of the Acquiring Trust, may be obligated, pursuant to the Trust Instrument, to (i) pay sales charges in connection with an investment in any series or class, and (ii) pay charges in connection with the redemption of Shares (as defined in the Trust Instrument).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the references to us in the Prospectus/Proxy Statement included as part of the Registration Statement and to the filing of this opinion as an exhibit to any application made by or on behalf of the Acquiring Trust and the Acquiring Fund or any distributor or dealer in connection with the registration or qualification of the Acquiring Fund or the Shares under the securities laws of any state or other jurisdiction.

This opinion is furnished by us as counsel to the Acquiring Trust, is solely for the benefit of the Acquiring Trust and its Trustees and officers in connection with the above described acquisition of assets and may not be relied upon for any other purpose or by any other person.

Very truly yours,

/s/ Willkie Farr & Gallagher

Willkie Farr & Gallager

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                                                                  Exhibit No. 11


                            Richards, Layton & Finger
                           A Professional Association
                                One Rodney Square
                                  P.O. Box 551
                           Wilmington, Delaware 19899
                            Telephone (302) 658-6541
                            Telecopier (302) 658-6548
                              Website: www.rlf.com


                                November 9, 2000

PaineWebber PACE Select Advisors Trust
51 West 52nd Street
New York, NY  10019-6114

      Re: PaineWebber PACE Select Advisors Trust and PACE Strategic Fixed Income Investments
               ---------------------------------------------------------------


Ladies and Gentlemen:

                  We have acted as special Delaware counsel for PACE Strategic Fixed Income Investments (the "Acquiring Fund"), a series of PaineWebber PACE Select Advisors Trust, a Delaware business trust (the "Acquiring Trust"), in connection with the proposed acquisition by the Acquiring Fund of all of the assets and stated liabilities of PaineWebber Strategic Income Fund (the "Acquired Fund"), a series of PaineWebber Securities Trust, a Massachusetts business trust (the "Acquired Trust"), in exchange for a corresponding class of Shares (as defined in the Trust Instrument) in the Acquiring Fund, pursuant to a form of Agreement and Plan of Reorganization and Termination between the Acquired Trust (each, a "Share" and collectively, the "Shares"), on behalf of the Acquired Fund, and the Acquiring Trust, on behalf of the Acquiring Fund (the "Plan"). THIS OPINION IS BEING FURNISHED TO YOU PURSUANT TO YOUR REQUEST.

                  For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of copies of the following:

                  (a) The Certificate of Trust of the Acquiring Trust, dated September 9, 1994, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on September 9, 1994, as amended by the Certificate of Amendment thereto, dated December 5, 1994, as filed in the office of the Secretary of State on December 9, 1994, as further amended by the Certificate of Amendment thereto, dated November 26, 1997, as filed in the office of the Secretary of State on December 1, 1997, as further amended by the Certificate of Amendment thereto, dated December 11, 1998, as filed in the office of the Secretary of State on December 17, 1998 (as so amended, the "Certificate");


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PaineWebber PACE Select Advisors Trust
November 9, 2000
Page 2


                  (b) The Trust Instrument of the Acquiring Trust, dated as of September 9, 1994, BY AND AMONG THE TRUSTEES OF THE ACQUIRING TRUST NAMED THEREIN AND THE HOLDERS, FROM TIME TO TIME, OF UNDIVIDED BENEFICIAL INTERESTS IN THE ASSETS OF THE ACQUIRING TRUST OR A SERIES OF THE ACQUIRING TRUST (THE "Shareholders"), as amended on June 9, 1995;

                  (c) The Amended and Restated Trust Instrument of the Acquiring Trust (including Schedule A thereto), dated September 13, 2000 (the "Trust Instrument"), by and among the Trustees and the Shareholders;

                  (d) The By-Laws of the Acquiring Trust, dated September 9, 1994, as amended on June 9, 1995;

                  (e) The Amended and Restated By-Laws of the
Acquiring Trust, dated September 13, 2000 (the "By-Laws");

                  (f) The Plan;

                  (g) A certificate of the assistant secretary of the Acquiring Trust, dated November 9, 2000, as to certain matters; and

                  (h) A Certificate of Good Standing for the Acquiring Trust, dated October 27, 2000, obtained from the Secretary of State.

                  Capitalized terms used herein and not otherwise defined are used as defined in the Trust Instrument.

                  For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (h) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (h) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

                  With respect to all documents examined by us, we have assumed
(i) the authenticity of all documents submitted to us as authentic originals,
(ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.
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PaineWebber PACE Select Advisors Trust
November 9, 2000
Page 3


                  For purposes of this opinion, we have assumed (i) that the Trust Instrument and the By-Laws constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, and termination of the Acquiring Trust, and that the Trust Instrument, the By-Laws and the Certificate are in full force and effect and have not been amended, (ii) THAT ANY AMENDMENT OR RESTATEMENT OF ANY DOCUMENT REVIEWED BY US HAS BEEN ACCOMPLISHED IN ACCORDANCE WITH, AND WAS PERMITTED BY, THE RELEVANT PROVISIONS OF SAID DOCUMENT PRIOR TO ITS AMENDMENT OR RESTATEMENT FROM TIME TO TIME, (iii) except to the extent provided in paragraph 1 below, that each party to the documents examined by us has been duly created, formed or organized, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, formation or organization, (iv) the legal capacity of each natural person who is a party to the documents examined by us, (v) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vi) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (vii) that the Acquiring Fund has received the full consideration for the Shares acquired by the Acquired Fund, in accordance with the Trust Instrument and the Plan, (viii) that the Shares are issued and sold to the Acquired Fund in accordance with the Trust Instrument and the Plan, (ix) that the Plan is a valid and binding obligation of the parties thereto, and is enforceable against the parties thereto, in accordance with its terms, and (x) that no certificates evidencing the Shares have been or will be issued by the Acquiring Trust.

                  This opinion is limited to the laws of the State of Delaware (excluding the securities or blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

                  Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

                  1. The Acquiring Trust has been duly created and is validly existing in good standing as a business trust under the laws of the State of Delaware, and the Trust Instrument is effective to continue the Acquiring Fund as a series of the Acquiring Trust under the Delaware Business Trust Act, 12 DEL. C. Section 3801, ET SEQ.

                  2. The Shares have been duly authorized under the Trust Instrument and the By-Laws and, when issued and delivered against payment of the consideration as set forth in the Plan, the Shares will be validly issued and (subject to the qualifications set forth in this paragraph) fully paid and nonassessable undivided beneficial interests in the assets of the Acquiring Fund. The Acquired Fund, as a beneficial owner of the Acquiring Trust, will be
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PaineWebber PACE Select Advisors Trust
November 9, 2000
Page 4


entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Acquired Fund, as a beneficial owner of the Acquiring Trust, may be obligated, pursuant to the Trust Instrument, to
(i) pay sales charges in connection with an investment in any Series or Class, and (ii) pay charges in connection with the redemption of Shares (as defined in the Trust Instrument).

                  We consent to your relying as to matters of Delaware law upon this opinion in connection with the Plan. We also consent to Willkie Farr & Gallagher's relying as to matters of Delaware law upon this opinion in connection with opinions to be rendered by it on the date hereof pursuant to the Plan. Additionally, we consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Acquiring Fund's Registration Statement on Form N-14. In giving the foregoing consents, we do not thereby admit that we come within the category of persons or entities whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                                  Very truly yours,

                                                  /s/ Richards, Layton & Finger

                                                  Richards, Layton & Finger


BJK/MVP